================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K/A


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 10, 1997


                         Commission File Number: 1-6828

                                STARWOOD LODGING
                                      TRUST

             (Exact name of registrant as specified in its charter)

                                    Maryland
                          (State or other jurisdiction
                        of incorporation or organization)

                                   52-0901263
                      (I.R.S. employer identification no.)

                      2231 East Camelback Road., Suite 410
                             Phoenix, Arizona 85016
                         (Address of principal executive
                          offices, including zip code)

                                 (602) 852-3900
                         (Registrant's telephone number,
                              including area code)


                         Commission File Number: 1-7959

                          STARWOOD LODGING CORPORATION

             (Exact name of registrant as specified in its charter)

                                    Maryland
                          (State or other jurisdiction
                        of incorporation or organization)

                                   52-1193298
                      (I.R.S. employer identification no.)

                       2231 East Camelback Road, Suite 400
                             Phoenix, Arizona 85016
                         (Address of principal executive
                          offices, including zip code)

                                 (602) 852-3900
                         (Registrant's telephone number,
                              including area code)

================================================================================

================================================================================

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On September 10, 1997, Starwood Lodging Trust (the "Trust") and Starwood Lodging Corporation (the "Corporation" and, together with the Trust, "Starwood Lodging" or the "Company"), whose shares are paired and trade together as a unit (NYSE:HOT) completed the acquisition of a portfolio of fifteen full-service hotels, including four golf courses (the "Flatley Portfolio"), from Flatley Co./Tara Hotels ("Flatley") for $470 million of cash. The Company borrowed the cash under its $1.2 billion unsecured revolving credit and term loan facility which was arranged and structured by Bankers Trust Company, and co-arranged by Lehman Brothers with BankBoston and Bank of Montreal. The Company expects to continue to use the facilities acquired as hotels.

         The portfolio consists of the 383-room Sheraton Tara Hotel in Parsippany, New Jersey, the 376-room Sheraton Tara Hotel in Braintree, Massachusetts, the 370-room Sheraton Tara Hotel in Framingham, Massachusetts, the 337-room Sheraton Tara Hotel in Nashua, New Hampshire, the 272-room Sheraton Tara Hotel in Newton, Massachusetts, the 220-room Sheraton Tara Hotel in South Portland, Maine, the 207-room Sheraton Tara Airport Hotel in Warwick, Rhode Island, the 119-room Sheraton Tara Lexington in Lexington, Massachusetts, the 442-room Tara Stamford Hotel in Stamford, Connecticut, the 367-room Tara's Ferncroft Conference Resort in Danvers, Massachusetts, the 261-room Tara's Cape Codder Hotel in Hyannis, Massachusetts, the 224-room Tara Hyannis Hotel & Resort in Hyannis, Massachusetts, the 200-room Merrimack Hotel and Conference Center in Merrimack, New Hampshire, the 194-room Wayfarer Inn in Bedford, New Hampshire, and the 280-room Colonial Hilton & Resort in Lynnfield, Massachusetts.

         This Current Report on Form 8-K may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include all statements that are not strictly historical including statements regarding the intent, belief or current expectations of Starwood Lodging, its Trustees, Directors or its officers with respect to the consummation of, the acquisition described in this Report. Investors are cautioned that any such forward-looking statements involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, without limitation, real estate conditions, execution of hotel development programs, the purchase or development of a brand, completion of pending acquisitions including the completion of customary due diligence and closing conditions, changes in local or national economic conditions and other risks and uncertainties relating to real estate investments and the financing thereof, as more specifically described in the Starwood Lodging Annual Report on Form 10-K for the year ended December 31, 1996, and other filings with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Businesses to be Acquired. See Index to Financial Statements (page F -1).

         (b) Pro Forma Financial Information. See Index to Financial Statements (page F -1).

EXHIBITS.

         2        Acquisition agreement

         23       Consent of Coopers and Lybrand L.L.P.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


STARWOOD LODGING TRUST              STARWOOD LODGING CORPORATION


By:____________________________     By:___________________________________
     Ronald C. Brown                   Alan M. Schnaid
     Senior Vice President and         Vice President and Corporate Controller
     Chief Financial Officer           Principal Accounting Officer



Date: December ___, 1997

                          INDEX TO FINANCIAL STATEMENTS


STARWOOD LODGING TRUST AND STARWOOD LODGING
  CORPORATION -- PRO FORMA

Combined Consolidated and Separate Consolidated Pro Forma Balance Sheets
         at June 30, 1997....................................................F-2
Notes to the Pro Forma Balance Sheets........................................F-5

Combined Consolidated and Separate Consolidated Pro Forma Statements of
         Operations for the six months ended June 30, 1997...................F-8
Combined Consolidated and Separate Consolidated Pro Forma Statements of
         Operations for the year ended December 31, 1996....................F-11

Notes to Pro Forma Combined Consolidated and Separate Consolidated
         Statements of Operations ..........................................F-14

-------------------

Report of Independent Accountants...........................................F-17
Combined Balance Sheet as of December 31, 1996..............................F-18
Combined Statement of Revenues over Expenses and Equity (Deficit) for the year ended December 31, 1996...................................F-19
Combined Statement of Cash Flows for the year ended December 31, 1996.......F-20
Notes to Combined Financial Statements......................................F-21

STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION
UNAUDITED COMBINED CONSOLIDATED PRO FORMA BALANCE SHEETS
JUNE 30, 1997
(in thousands)

                                                               HISTORICAL                         PRO FORMA
                                                                STARWOOD                          STARWOOD
                                                                LODGING                           LODGING
                                                                COMBINED        FLATLEY           COMBINED
                                                              CONSOLIDATED     PORTFOLIO        CONSOLIDATED
                                                              ------------    -----------       ------------
                                                                  (A)            (B)
                                     ASSETS

Hotel assets held for sale, net ..........................    $    21,637     $        --       $    21,637
Hotel assets, net ........................................      1,624,340         452,077         2,076,417
                                                              -----------     -----------       -----------
                                                                1,645,977         452,077         2,098,054
Mortgage notes receivable, net ...........................         80,053              --            80,053
Investments ..............................................            440              --               440
                                                              -----------     -----------       -----------
    Total real estate investments ........................      1,726,470         452,077         2,178,547
Cash and cash equivalents ................................         42,039              --            42,039
Accounts, interest and rent receivable ...................         61,270              --            61,270
Notes receivable, net ....................................          2,744              --             2,744
Inventories, prepaid expenses and other assets ...........         42,368          17,923            60,291
                                                              -----------     -----------       -----------
                                                              $ 1,874,891     $   470,000       $ 2,344,891
                                                              ===========     ===========       ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Collateralized notes payable and revolving lines of credit    $   568,037     $   470,000(C)    $ 1,038,037
Mortgage and other notes payable .........................        139,356              --           139,356
Accounts payable and other liabilities ...................         64,887              --            64,887
Distributions payable ....................................         22,745              --            22,745
                                                              -----------     -----------       -----------
                                                                  795,025         470,000         1,265,025
                                                              -----------     -----------       -----------
Commitments and contingencies.............................

MINORITY INTEREST ........................................        262,958              --           262,958

SHAREHOLDERS' EQUITY
Trust shares of beneficial interest,
    $.01 par value; authorized 100,000,000 shares;
    outstanding 45,550,000 ...............................            456              --               456
Corporation common stock,
    $.01 par value; authorized 100,000,000 shares;
    outstanding 45,550,000 ...............................            456              --               456
Additional paid-in capital ...............................      1,091,757              --         1,091,757
Accumulated deficit ......................................       (275,761)             --          (275,761)
                                                              -----------     -----------       -----------
                                                                  816,908              --           816,908
                                                              -----------     -----------       -----------
                                                              $ 1,874,891     $   470,000       $ 2,344,891
                                                              ===========     ===========       ===========

STARWOOD LODGING TRUST
UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEETS
JUNE 30, 1997
(IN THOUSANDS)

                                                               HISTORICAL                        PRO FORMA
                                                                STARWOOD                         STARWOOD
                                                                 LODGING        FLATLEY           LODGING
                                                              CONSOLIDATED     PORTFOLIO       CONSOLIDATED
                                                              -----------     -----------       -----------
                                                                  (A)             (B)
                                     ASSETS

Hotel assets held for sale, net ..........................    $    19,851     $        --       $    19,851
Hotel assets, net ........................................      1,511,145         452,077         1,963,222
                                                              -----------     -----------       -----------
                                                                1,530,996         452,077         1,983,073
Mortgage notes receivable, net ...........................         80,053              --            80,053
Mortgage notes receivable - Corporation ..................         89,930              --            89,930
Investments ..............................................            440              --               440
                                                              -----------     -----------       -----------
    Total real estate investments ........................      1,701,419         452,077         2,153,496
Cash and cash equivalents ................................          4,324              --             4,324
Rent and interest receivable .............................         12,805              --            12,805
Notes receivable, net ....................................          1,980              --             1,980
Notes receivable - Corporation ...........................         50,310              --            50,310
Prepaid expenses and other assets ........................         12,889          17,923            30,812
                                                              -----------     -----------       -----------
                                                              $ 1,783,727     $   470,000       $ 2,253,727
                                                              ===========     ===========       ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Collateralized notes payable and revolving
    lines of credit.......................................    $   568,037     $   470,000(C)    $ 1,038,037
Mortgage and other notes payable .........................        137,913              --           137,913
Accounts payable and other liabilities ...................         21,760              --            21,760
Distributions payable ....................................         22,646              --            22,646
                                                              -----------     -----------       -----------
                                                                  750,356         470,000         1,220,356
                                                              -----------     -----------       -----------
Commitments and contingencies ............................             --              --                --

MINORITY INTEREST ........................................        251,977              --           251,977
                                                              -----------     -----------       -----------
SHAREHOLDERS' EQUITY
Trust shares of beneficial interest,
    $.01 par value; authorized 100,000,000 shares;
    outstanding 45,550,000 ...............................            456              --               456
Additional paid-in capital ...............................        977,212              --           977,212
Accumulated deficit ......................................       (196,274)             --          (196,274)
                                                              -----------     -----------       -----------
                                                                  781,394              --           781,394
                                                              -----------     -----------       -----------
                                                              $ 1,783,727     $   470,000       $ 2,253,727
                                                              ===========     ===========       ===========

STARWOOD LODGING CORPORATION
UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEETS
JUNE 30, 1997
(IN THOUSANDS)

                                                              HISTORICAL                  PRO FORMA
                                                              STARWOOD                    STARWOOD
                                                               LODGING       FLATLEY      LODGING
                                                             CONSOLIDATED   PORTFOLIO    CONSOLIDATED
                                                             ------------   ---------    ------------
                                                                 (A)           (B)
                                     ASSETS

Hotel assets held for sale, net ..........................    $   1,786     $      --    $   1,786
Hotel assets, net ........................................      113,195            --      113,195
                                                              ---------     ---------    ---------
    Total real estate investments ........................      114,981            --      114,981
Cash and cash equivalents ................................       37,715            --       37,715
Accounts and interest receivable .........................       48,465            --       48,465
Notes receivable, net ....................................          764            --          764
Inventories, prepaid expenses and other assets ...........       29,479            --       29,479
                                                              ---------     ---------    ---------
                                                              $ 231,404     $      --    $ 231,404
                                                              =========     =========    =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Mortgage and other notes payable .........................    $   1,443     $      --    $   1,443
Accounts payable and other liabilities ...................       43,127            --       43,127
Mortgage notes payable - Trust ...........................       89,930            --       89,930
Notes payable - Trust ....................................       50,310            --       50,310
Distributions payable ....................................           99            --           99
                                                              ---------     ---------    ---------
                                                                184,909            --      184,909
                                                              ---------     ---------    ---------
Commitments and contingencies ............................           --            --           --

MINORITY INTEREST ........................................       10,981            --       10,981
                                                              ---------     ---------    ---------
SHAREHOLDERS' EQUITY
Corporation common stock,
    $.01 par value; authorized 100,000,000 shares;
    outstanding 45,550,000 ...............................          456            --          456
Additional paid-in capital ...............................      114,545            --      114,545
Accumulated deficit ......................................      (79,487)           --      (79,487)
                                                              ---------     ---------    ---------
                                                                 35,514            --       35,514
                                                              ---------     ---------    ---------
                                                              $ 231,404     $      --    $ 231,404
                                                              =========     =========    =========

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                NOTES TO THE UNAUDITED COMBINED CONSOLIDATED AND
                 SEPARATE CONSOLIDATED PRO FORMA BALANCE SHEETS
                                AT JUNE 30, 1997

NOTE 1. BASIS OF PRESENTATION

(A) The Trust and the Corporation have unilateral control of SLT Realty Limited Partnership ("Realty") and SLC Operating Limited Partnership ("Operating" and, together with Realty the "Partnerships"), respectively, and therefore, the historical financial statements of Realty and Operating are consolidated with those of the Trust and the Corporation. Unless the context otherwise requires, all references herein to the "Company" refer to the Trust and the Corporation, and all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including Realty and Operating.

NOTE 2. ACQUIRED PROPERTIES

(B) On September 10, 1997 the Company completed the acquisition of fifteen hotel properties containing 4,252 full-service hotel rooms (the "Flatley Portfolio") from Flatley Co./Tara Hotels ("Flatley"). The Flatley Portfolio consists of:

NAME                                                      CITY     STATE  TOTAL ROOMS
----                                                      ----     -----  -----------
Sheraton Tara Hotel                                    Parsippany    NJ      383
Sheraton Tara Hotel                                     Braintree    MA      376
Sheraton Tara Hotel                                    Framingham    MA      370
Sheraton Tara Hotel                                        Nashua    NH      337
Sheraton Tara Hotel (1)                                    Newton    MA      272
Sheraton Tara Hotel                                South Portland    ME      220
Sheraton Tara Airport Hotel                               Warwick    RI      207
Sheraton Tara Lexington                                 Lexington    MA      119
Tara Stamford Hotel                                      Stamford    CT      442
Tara's Ferncroft Conference Resort                        Danvers    MA      367
Tara's Cape Codder Hotel                                  Hyannis    MA      261
Tara Hyannis Hotel & Resort                               Hyannis    MA      224
Merrimack Hotel and Conference Center                   Merrimack    NH      200
Wayfarer Inn                                              Bedford    NH      194
Colonial Hilton & Resort                                Lynnfield    MA      280
                                                                           -----
                                                                           4,252
                                                                           =====

(1) Represents an operating lease.

(C) Represents the $470 million cash consideration for the Flatley Portfolio, drawn from an existing line of credit.

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                      PRO FORMA COMBINED CONSOLIDATED AND
                 SEPARATE CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND THE
                          YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)

         The following Unaudited Combined Consolidated and Separate
Consolidated Pro Forma Statements of Operations for the six months ended June 30, 1997 and the twelve months ended December 31, 1996 give effect to the acquisition of the Flatley Portfolio as of the beginning of the periods presented. The pro forma information is based upon historical information and does not purport to present what actual results would have been had such transactions, in fact, occurred at the beginning of each period presented, or to project results for any future period. Historical Starwood Lodging Trust and Starwood Lodging Corporation results are for the six months ended June 30, 1997 and the twelve months ended December 31, 1996. The historical Flatley results are for the six months ended June 30, 1997 and the twelve months ended December 31, 1996.

         Historical Starwood Lodging Trust and Starwood Lodging Corporation results include the results of the properties acquired in 1996 (the Westin in Washington, D.C. - acquired on January 4, a 58.2% interest in the Boston Park Plaza in Boston, Massachusetts - acquired on January 24, the Doubletree Guest Suites DFW Airport in Irving, Texas, the Doubletree Guest Suites in Ft. Lauderdale, Florida and the Westin Hotel in Tampa, Florida - all three acquired on April 26, the Midland Hotel in Chicago, Illinois - acquired on March 22, the Clarion Hotel - San Francisco Airport in Milbrae, California - acquired on April 25, the Doubletree Guest Suites in Philadelphia, Pennsylvania - acquired on June 3, the Days Inn in Philadelphia, Pennsylvania - acquired on July 1, a portfolio of eight hotels owned by an institution consisting of the Ritz Carlton in Kansas City, Missouri, the Ritz Carlton in Philadelphia, Pennsylvania, the Westin Hotel in Waltham, Massachusetts, the Westin LAX in Los Angeles, California, the Westin Horton Plaza in San Diego, California, the Westin Hotel Concourse in Atlanta, Georgia, the Doubletree Grand at Mall of America in Bloomington, Minnesota and the Wyndham Hotel in Ft. Lauderdale, Florida - all acquired on August 12, a portfolio of nine hotels owned by Hotels of Distinction Ventures, Inc. consisting of the Hotel Park Tucson in Tucson, Arizona, the Embassy Suites in Palm Desert, California, the Marque in Atlanta, Georgia, the Arlington Park Hilton in Arlington Heights, Illinois, the Sheraton Needham in Needham, Massachusetts, the Sheraton Minneapolis Metrodome in Minneapolis, Minnesota, the Embassy Suites in St Louis, Missouri, the Radisson Marque in Winston-Salem, North Carolina and the Allentown Hilton in Allentown, Pennsylvania - all acquired on August 16 except for the Sheraton Minneapolis Metrodome which closed on September 5, the Princeton Marriott in Princeton, New Jersey - acquired on August 29, the Doral Court and Doral Tuscany both in New York,

New York - acquired on September 19, and a 93.5% interest in the Westwood Marquis Hotel & Gardens in Westwood, California - acquired on December 31) and the properties acquired in 1997 (the Deerfield Beach Hilton in Deerfield Beach, Florida - acquired on January 8, the Radisson Denver South in Denver, Colorado - acquired on January 17, the Embassy Suites Hotel in Atlanta, Georgia, the BWI Airport Marriott in Baltimore, Maryland, the Charleston Hilton North in Charleston, South Carolina, the Holiday Inn Crowne Plaza Edison in Edison, New Jersey, the Courtyard by Marriott Crystal City in Arlington, Virginia, the Novi Hilton in Novi, Michigan, the Omni Waterside Hotel in Norfolk, Virginia, the Park Ridge Hotel in King of Prussia, Pennsylvania, the Sheraton Hotel in Long Beach, California, and the Sonoma County Hilton in Santa Rosa, California - all acquired on February 14, the Days Inn Lake Shore Drive in Chicago, Illinois - acquired February 21, the Hermitage Suites Hotel in Nashville, Tennessee - acquired on March 11, the Hotel De La Poste in New Orleans - acquired on March 12, the San Diego Marriott Suites in San Diego, California - acquired on April 3, the Tremont Hotel in Chicago, Illinois - acquired on April 4, the Raphael Hotel in Chicago, Illinois - acquired May 7, and the Stamford Sheraton in Stamford, Connecticut - acquired on June 9) from their respective dates of acquisition.

STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION
UNAUDITED COMBINED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1997
(IN THOUSANDS)

                                                                  HISTORICAL                                  PRO FORMA
                                                                  STARWOOD                                    STARWOOD
                                                                   LODGING                                     LODGING
                                                                  COMBINED       FLATLEY      PRO FORMA       COMBINED
                                                                CONSOLIDATED     PORTFOLIO   ADJUSTMENTS     CONSOLIDATED
                                                                ------------     ---------    ---------      ------------
                                                                     (A)           (B)
REVENUE
Hotel ........................................................    $ 376,795     $  75,999    $      --        $ 452,794
Gaming .......................................................        7,727            --           --            7,727
Interest from mortgage and other notes .......................        7,213            --           --            7,213
Rent from leased hotel properties and
     income from investments .................................          441            --           --              441
Management fees and other income .............................        4,196            --           --            4,196
Gain (loss) on sales of real estate investments ..............         (504)           --           --             (504)
                                                                  ---------     ---------    ---------        ---------
                                                                    395,868        75,999           --          471,867
                                                                  ---------     ---------    ---------        ---------

EXPENSES
Hotel operations .............................................      260,474        56,154       (1,893)(C)      314,735
Gaming operations ............................................        8,248            --           --            8,248
Interest .....................................................       23,311            --       17,390(E)        40,701
Depreciation and amortization ................................       54,387            --       12,689(F)        67,076
Administrative and general ...................................       13,548            --           --           13,548
                                                                  ---------     ---------    ---------        ---------
                                                                    359,968        56,154       28,186          444,308
                                                                  ---------     ---------    ---------        ---------
Income (loss) before minority interest .......................       35,900     $  19,845    $ (28,186)          27,559
                                                                                =========    =========
Minority interest (G) ........................................        9,891                                       8,102
                                                                  ---------                                   ---------
Net income ...................................................    $  26,009                                   $  19,457
                                                                  =========                                   =========
Net income per share (H) .....................................    $    0.56                                   $    0.42
                                                                  =========                                   =========
Weighted average number of Paired Shares .....................       46,063                                      46,063
                                                                  =========                                   =========

STARWOOD LODGING TRUST
UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1997
(in thousands)

                                                  HISTORICAL
                                                   STARWOOD                                  PRO FORMA
                                                   LODGING                                 STARWOOD
                                                    TRUST       FLATLEY     PRO FORMA    LODGING TRUST
                                                 CONSOLIDATED  PORTFOLIO   ADJUSTMENTS    CONSOLIDATED
                                                 ------------  ---------   -----------    -------------
                                                     (A)          (B)
REVENUE
Rents from Corporation .......................    $  95,505    $      --    $  20,079(D)     $ 115,584
Interest from Corporation ....................        5,290           --           --            5,290
Interest from mortgage and other notes .......        7,213           --           --            7,213
Rent from leased hotel properties and
     income from investments .................          441           --           --              441
Other income .................................        1,551           --           --            1,551
Gain (loss) on sale of real estate investments           --           --           --               --
                                                  ---------    ---------    ---------        ---------
                                                    110,000           --       20,079          130,079
                                                  ---------    ---------    ---------        ---------
EXPENSES
Interest .....................................       23,260           --       17,390(E)        40,650
Depreciation and amortization ................       42,801           --       12,689(F)        55,490
Administrative and general ...................        5,117           --           --            5,117
                                                  ---------    ---------    ---------        ---------
                                                     71,178           --       30,079          101,257
                                                  ---------    ---------    ---------        ---------
Income (loss) before minority interest .......       38,822    $      --    ($ 10,000)          28,822
                                                               =========    =========
Minority interest (G) ........................        9,760                                      7,615
                                                  ---------                                  ---------
Net income ...................................    $  29,062                                  $  21,207
                                                  =========                                  =========
Net income per share (H) .....................    $    0.63                                  $    0.46
                                                  =========                                  =========
Weighted average number of shares ............       46,063                                     46,063
                                                  =========                                  =========

STARWOOD LODGING CORPORATION
UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1997
(in thousands)

                                                       HISTORICAL
                                                        STARWOOD                                     PRO FORMA
                                                        LODGING                                  STARWOOD LODGING
                                                       CORPORATION     FLATLEY      PRO FORMA       CORPORATION
                                                       CONSOLIDATED   PORTFOLIO    ADJUSTMENTS      CONSOLIDATED
                                                        ---------     ---------     ---------        ---------
                                                           (A)           (B)
REVENUE
Hotel .............................................     $ 376,795     $  75,999     $      --        $ 452,794
Gaming ............................................         7,727            --            --            7,727
Management fees and other income ..................         2,645            --            --            2,645
Gain (loss) on sales of real estate investments....          (504)           --            --             (504)
                                                        ---------     ---------     ---------        ---------
                                                          386,663        75,999            --          462,662
                                                        ---------     ---------     ---------        ---------
EXPENSES
Hotel operations ..................................       260,474        56,154        (1,893)(C)      314,735
Gaming operations .................................         8,248            --            --            8,248
Rent - Trust ......................................        95,505            --        20,079(D)       115,584
Interest - Trust ..................................         5,290            --            --            5,290
Interest ..........................................            51            --            --               51
Depreciation and amortization .....................        11,586            --            --           11,586
Administrative and general ........................         8,431            --            --            8,431
                                                        ---------     ---------     ---------        ---------
                                                          389,585        56,154        18,186          463,925
                                                        ---------     ---------     ---------        ---------
Income (loss) before minority interest ............        (2,922)    $  19,845     ($ 18,186)          (1,263)
                                                                      =========     =========
Minority interest (G) .............................           131                                          487
                                                        ---------                                    ---------
Net loss ..........................................     ($  3,053)                                   ($  1,750)
                                                        =========                                    =========
Net loss per share (H) ............................     ($   0.07)                                   ($   0.04)
                                                        =========                                    =========
Weighted average number of shares .................        46,063                                       46,063
                                                        =========                                    =========

STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION
UNAUDITED COMBINED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996
(in thousands)

                                                        HISTORICAL                                 PRO FORMA
                                                         STARWOOD                                   STARWOOD
                                                         LODGING                                    LODGING
                                                         COMBINED    FLATLEY      PRO FORMA         COMBINED
                                                       CONSOLIDATED  PORTFOLIO   ADJUSTMENTS      CONSOLIDATED
                                                       ------------  ---------   -----------      ------------
                                                           (A)          (B)
REVENUE
Hotel ..............................................    $ 385,110    $ 158,220    $      --        $ 543,330
Gaming .............................................       23,630           --           --           23,630
Interest from mortgage and other notes .............       11,262           --           --           11,262
Rent from leased hotel properties and
     income from investments .......................          822           --           --              822
Management fees and other income ...................        3,424           --           --            3,424
Gain (loss) on sales of real estate investments.....         4,290           --           --            4,290
                                                        ---------    ---------    ---------        ---------
                                                          428,538      158,220           --          586,758
                                                        ---------    ---------    ---------        ---------
EXPENSES
Hotel operations ...................................       275,015      114,786       (3,950)(C)      385,851
Gaming operations ..................................        21,834           --           --           21,834
Interest ...........................................        23,337           --       34,780(E)        58,117
Depreciation and amortization ......................        55,745           --       25,379(F)        81,124
Administrative and general .........................        16,495           --           --           16,495
                                                        ---------    ---------    ---------        ---------
                                                          392,426      114,786       56,209          563,421
                                                        ---------    ---------    ---------        ---------
Income (loss) before minority interest .............       36,112    $  43,434    ($ 56,209)          23,337
                                                                     =========    =========
Minority interest (G) ..............................       10,238                                      7,293
                                                        ---------                                  ---------
Income from operations .............................    $  25,874                                  $  16,044
                                                        =========                                  =========
Income from operations per share (H) ...............    $    0.87                                  $    0.54
                                                        =========                                  =========
Weighted average number of Paired Shares ...........       29,884                                     29,884
                                                        =========                                  =========

STARWOOD LODGING TRUST
UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996
(IN THOUSANDS)


                                                                 HISTORICAL                                  PRO FORMA
                                                                  STARWOOD                                   STARWOOD
                                                                LODGING TRUST   FLATLEY     PRO FORMA      LODGING TRUST
                                                                 CONSOLIDATED  PORTFOLIO   ADJUSTMENTS      CONSOLIDATED
                                                                -------------  ---------   -----------     -------------
                                                                     (A)          (B)
REVENUE
Rents from Corporation .......................................    $  87,593    $       -    $  44,582(D)     $ 132,175
Interest from Corporation ....................................        9,084            -            -            9,084
Interest from mortgage and other notes .......................       11,262            -            -           11,262
Rent from leased hotel properties and
     income from investments .................................          822            -            -              822
Other income .................................................        2,008            -            -            2,008
Gain (loss) on sale of real estate investments ...............        4,290            -            -            4,290
                                                                  ---------    ---------    ---------        ---------
                                                                    115,059            -       44,582          159,641
                                                                  ---------    ---------    ---------        ---------
EXPENSES
Interest .....................................................       23,088            -       34,780(E)        57,868
Depreciation and amortization ................................       42,517            -       25,379(F)        67,896
Administrative and general ...................................        4,134            -            -            4,134
                                                                  ---------    ---------    ---------        ---------
                                                                     69,739            -       60,159          129,898
                                                                  ---------    ---------    ---------        ---------
Income (loss) before minority interest .......................       45,320    $       -    $( 15,577)          29,743
                                                                               =========    =========
Minority interest (G) ........................................       11,731                                      8,140
                                                                  ---------                                  ---------
Net income ...................................................    $  33,589                                  $  21,603
                                                                  =========                                  =========
Net income (H) ...............................................    $    1.12                                  $    0.72
                                                                  =========                                  =========
Weighted average number of shares                                    29,884                                     29,884
                                                                  =========                                  =========

STARWOOD LODGING CORPORATION
UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996
(IN THOUSANDS)

                                                    HISTORICAL
                                                    STARWOOD                                     PRO FORMA
                                                     LODGING                                  STARWOOD LODGING
                                                   CORPORATION     FLATLEY      PRO FORMA       CORPORATION
                                                  CONSOLIDATED    PORTFOLIO    ADJUSTMENTS     CONSOLIDATED
                                                  ------------    ---------    -----------     ------------
                                                       (A)          (B)
REVENUE
Hotel .....................................         $ 385,110     $ 158,220     $      --        $ 543,330
Gaming ....................................            23,630            --            --           23,630
Management fees and other income ..........             1,416            --            --            1,416
                                                    ---------     ---------     ---------        ---------
                                                      410,156       158,220            --          568,376
                                                    ---------     ---------     ---------        ---------
EXPENSES
Hotel operations ..........................           275,015       114,786        (3,950)(C)      385,851
Gaming operations .........................            21,834            --            --           21,834
Rent - Trust ..............................            87,593            --        44,582(D)       132,175
Interest - Trust ..........................             9,084            --            --            9,084
Interest ..................................               249            --            --              249
Depreciation and amortization .............            13,228            --            --           13,228
Administrative and general ................            12,361            --            --           12,361
                                                    ---------     ---------     ---------        ---------
                                                      419,364       114,786        40,632          574,782
                                                    ---------     ---------     ---------        ---------
Income (loss) before minority interest ....            (9,208)    $  43,434     $ (40,632)          (6,406)
                                                                  =========     =========
Minority interest (G) .....................            (1,493)                                        (847)
                                                    ---------                                    ---------
Loss from operations ......................         $  (7,715)                                   $  (5,559)
                                                    =========                                    =========
Loss from operations per share (H) ........         $   (0.26)                                   $   (0.19)
                                                    =========                                    =========
Weighted average number of shares                      29,884                                       29,884
                                                    =========                                    =========

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                NOTES TO THE UNAUDITED COMBINED CONSOLIDATED AND
            SEPARATE CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND THE
                          YEAR ENDED DECEMBER 31, 1996

NOTE 1. BASIS OF PRESENTATION

The Trust and the Corporation have unilateral control of SLT Realty Limited Partnership ("Realty") and SLC Operating Limited Partnership ("Operating" and, together with Realty the "Partnerships"), respectively, and therefore, the historical financial statements of Realty and Operating are consolidated with those of the Trust and the Corporation. Unless the context otherwise requires, all references herein to the "Company" refer to the Trust and the Corporation, and all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including Realty and Operating.

NOTE 2. PRO FORMA ADJUSTMENTS

(A) Reflects the historical statements of operations of the Company. Operations for properties sold or pending sale are not considered material to the pro forma presentation.


(B) Reflects the historical statements of operations before interest and depreciation expense (reflecting the Company's cost basis) in the Flatley Portfolio.

Listed below are the effects each acquired hotel had on the Combined Pro Forma Statements of Operations for the six months ended June 30, 1997 and the year ended December 31, 1996 (in thousands):

                         SIX MONTHS ENDED JUNE 30, 1997
--------------------------------------------------------------------------------

    HOTEL                                  REVENUES      EXPENSES        EBITDA
    -----                                  --------      --------        ------
    Sheraton Tara Hotel
    (Parsippany) ....................      $ 10,917      $  6,866      $  4,051
    Sheraton Tara Hotel
    (Braintree) .....................         8,771         6,289         2,482
    Sheraton Tara Hotel
    (Framingham) ....................         7,638         5,369         2,269
    Sheraton Tara Hotel
    (Nashua) ........................         4,462         3,595           867
    Sheraton Tara Hotel
    (Newton) ........................         4,448         3,403         1,045
    Sheraton Tara Hotel
    (South Portland) ................         3,023         2,420           603
    Sheraton Tara Airport Hotel......         2,873         2,227           646
    Sheraton Tara Lexington .........         2,615         1,911           704
    Tara Stamford Hotel .............         6,709         4,766         1,943
    Tara's Ferncroft
    Conference Resort ...............         7,322         4,963         2,359
    Tara's Cape Codder Hotel ........         2,453         2,121           332
    Tara Hyannis Hotel & Resort......         3,765         3,366           399
    Merrimack Hotel and
    Conference Center ...............         1,078         1,317          (239)
    Wayfarer Inn ....................         3,057         2,631           426
    Colonial Hilton & Resort ........         6,868         4,910         1,958
                                           --------      --------      --------
    Totals ..........................      $ 75,999      $ 56,154      $ 19,845
                                           ========      ========      ========

                          YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

    HOTEL                                  REVENUES      EXPENSES        EBITDA
    -----                                  --------      --------        ------
    Sheraton Tara Hotel
    (Parsippany) ....................      $ 19,134      $ 12,724      $  6,410
    Sheraton Tara Hotel
    (Braintree) .....................        17,672        13,077         4,595
    Sheraton Tara Hotel
    (Framingham) ....................        15,472        10,901         4,571
    Sheraton Tara Hotel
    (Nashua) ........................        10,211         7,972         2,239
    Sheraton Tara Hotel
    (Newton) ........................         8,518         6,065         2,453
    Sheraton Tara Hotel
    (South Portland) ................         6,529         4,806         1,723
    Sheraton Tara Airport Hotel .....         5,909         4,641         1,268
    Sheraton Tara Lexington .........         5,202         3,856         1,346
    Tara Stamford Hotel .............        13,760         9,814         3,946
    Tara's Ferncroft
    Conference Resort ...............        16,599        11,077         5,522
    Tara's Cape Codder Hotel ........         5,505         4,434         1,071
    Tara Hyannis Hotel & Resort .....         8,822         6,943         1,879
    Merrimack Hotel and
    Conference Center ...............         2,586         2,888          (302)
    Wayfarer Inn ....................         7,411         5,542         1,869
    Colonial Hilton & Resort ........        14,890        10,046         4,844
                                           --------      --------      --------
    Totals ..........................      $158,220      $114,786      $ 43,434
                                           ========      ========      ========

Additional information related to the Flatley Portfolio hotels is as follows:

                                                          For the Year Ended December 31,
                                                          -------------------------------
                                              ADR ($)               Occupancy (%)            REVPAR ($)
                                      ----------------------  ----------------------  ----------------------
Hotel                                  1996    1995    1994    1996    1995    1994    1996    1995    1994
-----                                 ------  ------  ------  ------  ------  ------  ------  ------  ------
Sheraton Tara Hotel (Parsippany)      101.57   93.32   91.46    71.7    67.7    66.3   72.81   63.18   60.64
Sheraton Tara Hotel (Braintree)       108.52   97.79   91.98    79.0    71.3    72.5   85.77   69.72   66.69
Sheraton Tara Hotel (Framingham)       94.60   89.99   86.89    66.8    57.3    59.2   63.18   51.56   51.44
Sheraton Tara Hotel (Nashua)           76.33   69.91   67.96    59.2    61.5    59.1   45.20   42.99   40.16
Sheraton Tara Hotel (Newton)          101.27   97.47   90.02    70.1    66.8    72.0   70.95   65.11   64.81
Sheraton Tara Hotel (South Portland)   84.94   78.38   75.66    61.5    66.6    65.2   52.22   52.20   49.33
Sheraton Tara Airport Hotel            75.96   73.01   69.33    76.2    69.2    75.6   57.86   50.52   52.41
Sheraton Tara Lexington               105.58   95.52   89.52    72.1    69.2    70.5   76.09   63.11   66.10
Tara Stamford Hotel                    87.98   79.12   72.92    67.6    60.4    60.1   59.45   47.79   43.82
Tara's Ferncroft Conference Resort     92.93   84.25   79.78    57.5    57.0    54.5   53.46   48.02   43.48
Tara's Cape Codder Hotel               84.65   86.26   78.09    43.8    40.3    46.1   37.03   34.76   36.00
Tara Hyannis Hotel & Resort           102.59  101.54   94.16    58.0    57.8    63.2   59.47   58.69   59.51
Merrimack Hotel and Conference Ctr     65.71     N/A     N/A    31.8     N/A     N/A   20.88     N/A     N/A
Wayfarer Inn                           82.05   76.01   70.61    65.5    64.3    67.0   53.77   48.87   47.31
Colonial Hilton & Resort               95.65   88.29   83.89    66.0    62.0    61.5   63.12   54.74   51.59

N/A = Not available.

(C) Reflects the elimination of fees paid by the Flatley Portfolio hotels to Flatley for corporate overhead allocated to the Flatley Portfolio hotels.

(D) The Trust intends to lease to the Corporation the Flatley Portfolio hotels under leases that provide for annual base or minimum rents plus contingent or percentage rents based on the gross revenue of the properties and are accounted for as operating leases.

(E) Reflects the addition of interest expense at the Company's current weighted average borrowing rate (7.4%) on the $470 million pro forma debt assuming draw down to acquire the Flatley Portfolio as of January 1, 1996.

(F) Reflects depreciation and amortization expense on the Company's basis in the Flatley Portfolio hotels. The Company's basis is based on preliminary allocations between real estate and leasehold values.

(G) Reflects Starwood Capital's and other partners' minority interests in the income of the Partnerships.

(H) Net income (loss) per paired share has been computed using the weighted average number of paired shares and equivalent paired shares outstanding. All paired share information has been adjusted to reflect a 3-for-2 stock split effective January 27, 1997.

                        REPORT OF INDEPENDENT ACCOUNTANTS
                                   ----------



To the Investors and Shareholders
  of Starwood Lodging Trust & Starwood Lodging Corporation


We have audited the accompanying combined balance sheet of The Flatley Hotels (described in Note 1) as of December 31, 1996, and the related combined statements of revenues over expenses and equity (deficit), and cash flows for the year then ended. These combined financial statements are the responsibility of the management of the Flatley Hotels. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Flatley Hotels as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.





COOPERS & LYBRAND L.L.P.


Phoenix, Arizona
August 29, 1997, except for
    Note 9 for which the date is
    September 10, 1997

                               THE FLATLEY HOTELS

                             COMBINED BALANCE SHEETS
                                   ----------


                                                                   December 31,    June 30, 1997
                                                                       1996         (Unaudited)
                                                                  -------------    -------------
                                           A S S E T S:

Investments in hotel properties, at cost:
   Land                                                           $  25,977,000    $  25,987,000
   Buildings and improvements                                       201,004,000      202,448,000
   Furniture and equipment                                           80,793,000       85,648,000
                                                                  -------------    -------------

                                                                    307,774,000      314,083,000

     Accumulated depreciation                                      (135,978,000)    (141,018,000)
                                                                  -------------    -------------

                  Net investment in hotel properties                171,796,000      173,065,000

Cash                                                                  3,930,000        4,747,000
Receivables, net of allowance of $122,000 and $188,000 at
  December 31, 1996 and June 30, 1997, respectively                   5,864,000        6,502,000
Prepaid expenses and other assets, net                                7,003,000        6,476,000
                                                                  -------------    -------------

                  Total assets                                    $ 188,593,000    $ 190,790,000
                                                                  =============    =============

                                LIABILITIES AND EQUITY (DEFICIT):

Accounts payable, trade                                           $   4,510,000    $   2,368,000
Due to affiliate                                                     81,235,000       79,692,000
Accrued expenses                                                      4,722,000        6,691,000
Self-insurance reserves                                               6,372,000        5,349,000
Notes payable                                                       147,080,000      143,288,000
                                                                  -------------    -------------

                  Total liabilities                                 243,919,000      237,388,000

Commitments and contingencies

Equity (deficit)                                                    (55,326,000)     (46,598,000)
                                                                  -------------    -------------

                  Total liabilities and deficit                   $ 188,593,000    $ 190,790,000
                                                                  =============    =============


    The accompanying notes are an integral part of these combined financial statements.

                               THE FLATLEY HOTELS

        COMBINED STATEMENT OF REVENUES OVER EXPENSES AND EQUITY (DEFICIT)
                                   ----------

                                                                                Six Months
                                                                Year Ended        Ended
                                                               December 31,    June 30, 1997
                                                                   1996         (Unaudited)
                                                               ------------    -------------
Revenues:
   Room revenue                                                $ 93,991,000     $46,313,000
   Food and beverage revenue                                     45,967,000      21,813,000
   Other revenue                                                 18,262,000       7,873,000
                                                               ------------     -----------

                  Total revenue                                 158,220,000      75,999,000

Expenses:
   Property operating costs and expenses                         20,196,000      10,168,000
   Food and beverage                                             35,880,000      17,304,000
   Other                                                         17,641,000       8,542,000
   Selling, general and administrative                           29,019,000      14,660,000
   Real estate and personal property taxes, and insurance         4,410,000       1,831,000
   Franchise and reservation fees                                 3,690,000       1,756,000
   Management fees                                                3,950,000       1,893,000
   Interest expense                                              12,540,000       5,582,000
   Depreciation and amortization                                 11,104,000       5,535,000
                                                               ------------     -----------

                  Total expenses                                138,430,000      67,271,000
                                                               ------------     -----------

                  Excess of revenues over expenses before
                     extraordinary item                          19,790,000       8,728,000

Extraordinary item due to early extinguishment of debt              394,000
                                                               ------------     -----------

                  Excess of revenues over expenses               20,184,000       8,728,000

Deficit at beginning of period                                   75,510,000      55,326,000
                                                               ------------     -----------

Deficit at end of period                                       $ 55,326,000     $46,598,000
                                                               ============     ===========

    The accompanying notes are an integral part of these combined financial statements.

                               THE FLATLEY HOTELS

                        COMBINED STATEMENT OF CASH FLOWS
                                   ----------


                                                                                           Six Months
                                                                          Year Ended         Ended
                                                                         December 31,     June 30,1997
                                                                             1996          (Unaudited)
                                                                         ------------     ------------
Cash flows from operating activities:
   Excess of revenues over expenses                                      $ 20,184,000     $  8,728,000
   Adjustments to reconcile excess of revenues over expenses
     to net cash provided by operating activities:

     Depreciation and amortization                                         11,104,000        5,535,000
     Changes in assets and liabilities:
         Receivables, net                                                    (997,000)        (638,000)
         Prepaid expenses and other assets                                   (804,000)         359,000
         Accounts payable, trade                                              (28,000)      (2,142,000)
         Due to affiliate                                                  (7,951,000)      (1,543,000)
         Self-insurance reserves                                             (560,000)      (1,022,000)
         Accrued expenses                                                     946,000        1,969,000
                                                                         ------------     ------------

                  Net cash provided by operating activities                21,894,000       11,246,000
                                                                         ------------     ------------

Cash flows from investing activities:
   Acquisition, improvements and additions to hotel properties             (7,323,000)      (6,424,000)
                                                                         ------------     ------------

                  Net cash used in investing activities                    (7,323,000)      (6,424,000)
                                                                         ------------     ------------

Cash flows from financing activities:
   Principal payments on notes payable                                    (18,091,000)      (3,792,000)
   Proceeds from borrowings                                                 5,000,000
   Loan Fees                                                                 (297,000)        (213,000)
                                                                         ------------     ------------

                  Net cash used in financing activities                   (13,388,000)      (4,005,000)
                                                                         ------------     ------------

                  Net change in cash                                        1,183,000          817,000

Cash, beginning of period                                                   2,747,000        3,930,000
                                                                         ------------     ------------

Cash, end of period                                                      $  3,930,000     $  4,747,000
                                                                         ============     ============

Supplemental disclosures of cash flow information:
   Cash paid during the period for interest                              $ 11,793,000     $  5,370,000
                                                                         ============     ============

    The accompanying notes are an integral part of these combined financial statements.

                               THE FLATLEY HOTELS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   ----------


1.       Organization And Basis Of Presentation:

         The accompanying combined financial statements of the fifteen hotels (collectively, the "Flatley Hotels" or the "Hotels") listed below have been presented on a combined basis because the properties are wholly owned by Thomas J. Flatley dba the Flatley Company ("Flatley") as of December 31, 1996 with the exception of the general partnership interest in the Tara Cape Codder, Hyannis and the Sheraton, Newton, which Flatley leases (Note 4) and are expected to be the subject of a business combination with Starwood Lodging Trust (the "Company"), a Maryland real estate investment trust. The Company has qualified as a REIT and does not pay federal income taxes. Accordingly, the combined financial statements do not include a provision for income taxes.

         The Hotels consist of fifteen full service hotels located in the northeastern portion of the United States, as follows:

         Type                          Location                         # Of Rooms
         ----                          --------                         ----------
Sheraton                               Braintree, MA                        376
Sheraton                               South Portland, ME                   220
Sheraton                               Warwick, RI                          207
Hilton                                 Lynnfield, MA                        280
Sheraton                               Nashua, NH                           337
Tara                                   Stamford, CT                         442
Sheraton                               Parsippany, NJ                       383
Sheraton                               Lexington, MA                        119
Sheraton                               Framingham, MA                       370
Tara                                   Hyannis, MA                          224
Tara-Cape Codder                       Hyannis, MA                          261
Merrimack Hotel and Conference Center  Merrimack, NH                        200
Tara                                   Bedford, NH                          194
Sheraton                               Newton, MA                           272
Tara                                   Danvers, MA                          367

         The accompanying unaudited financial statements for the six month period ended June 30, 1997 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, such financial statements reflect all adjustments considered necessary for a fair presentation of the interim combined financial statements and all such adjustments are of a normal, recurring nature.

         All intercompany transactions have been eliminated in the combined financial statements.

Continued

                               THE FLATLEY HOTELS

                                   ----------


2.       Summary Of Significant Accounting Policies:

         Investment In Hotel Properties:

         The Hotels are stated at cost. Depreciation is computed using the straight-line method based upon the following estimated useful lives:

                                                                         Years
                                                                         -----

         Buildings and improvements                                        31
         Furniture and fixtures                                             7

         Management periodically reviews the hotel property to determine if its carrying costs will be recovered from future operations and, accordingly, whether a reduction in carrying value should be recorded. No such reductions have occurred in 1996.

         Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition, the asset and related accumulated depreciation are removed from the accounts, and the gain or loss is included in operations.

         Inventories:

         Inventories, consisting predominantly of food and beverage, are stated at the lower of cost (generally first-in, first-out) or market and are included in prepaid expenses and other assets.

         Prepaid Expenses And Other Assets:

         Prepaid expenses consist primarily of prepaid insurance. Other assets consist primarily of deferred loan fees which are recorded at cost and amortized using the interest method over the related loan period and costs associated with the purchase of a hotel operating lease, which are amortized on a straight-line basis over the remaining lease term. Also included in other assets are inventories, as described above. Preopening costs are expensed as incurred.

         Amortization expense for the year ended December 31, 1996 and the six months ended June 30, 1997 is $1,048,000 and $380,000 (unaudited), respectively.

Continued

                               THE FLATLEY HOTELS

                                   ----------


2.       Summary Of Significant Accounting Policies, Continued:

         Revenue Recognition:

         Revenue is recognized as earned. Earned is generally defined as the date upon which a guest occupies a room and/or utilizes the Hotel's services. Ongoing credit evaluations are performed and potential credit losses are expensed at the time the accounts receivable is estimated to be uncollectible. Historically, credit losses have not been material to the Hotels' results of operations.

         Other revenue includes green fees, golf course and health club memberships, rental income and other incidental hotel revenue.

         Use Of Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair Value Of Financial Instruments And Concentrations Of Credit Risk:

         The following disclosure of estimated fair value was determined by available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

         The carrying values of the Hotels' notes payable approximate fair value at December 31, 1996 as the related interest rates are either variable or in line with market rates.

         At December 31, 1996, the Hotels had amounts in banks that were in excess of federally-insured amounts.

Continued

                               THE FLATLEY HOTELS

                                   ----------


3.       Notes Payable:


         Notes payable consist of the following at December 31, 1996:

         Description                                                                       Balance
         -----------                                                                       -------
         Note payable with monthly principal and interest payments at an interest rate of 7.89%(e) at December 31, 1996 and a maturity of
            April 30, 1997(a), allocated to and collateralized by the following properties:

             Sheraton              Braintree, MA               $15,520,000
             Sheraton              Nashua, NH                    9,504,000               $25,024,000

         Note payable at an interest rate of 7.68%(b) at December 31, 1996 and a maturity of April 2, 1998(c), allocated to and collateralized by the following properties:

            Sheraton               South Portland, ME          $ 7,008,000
            Sheraton               Newton, MA                    6,500,000
            Tara                   Bedford, NH                   5,200,000
            Tara                   Hyannis, MA                  13,508,000
            Sheraton               Lexington, MA                 6,000,000                38,216,000(g)

         Note payable with monthly principal and interest payments at an interest rate of 8.14%(e) at December 31, 1996 and a maturity of
            September 1, 1997(d), collateralized by the Sheraton Warwick, R.I.             7,942,000


         Note payable with monthly principal and interest payments at an interest rate of 6.63%(e) at December 31, 1996 and a maturity
            of July 27, 1997(d), collateralized by the Hilton Wakefield, MA                8,447,000

         Note payable with monthly principal and interest payments at an interest rate of 7.65%(b) at December 31, 1996 and a maturity
            of May 1, 1999, collateralized by the Tara Stamford, CT                       12,393,000

         Note payable with monthly principal and interest payments at an interest rate of 7.66%(f) at December 31, 1996 and a maturity of March 1, 1997, extended to March 1, 1998, collateralized by
            the Sheraton Parsippany, NJ                                                   27,200,000

Continued

                               THE FLATLEY HOTELS

                                   ----------


3.       Notes Payable, Continued:

         Description                                                                  Balance
         -----------                                                                  -------
         Note payable with monthly principal and interest payments at an interest rate of 7.53%(e) at December 31, 1996 and a maturity of
            October 31, 2001, collateralized by the Cape Codder Hyannis, MA           4,958,000


         Note payable with monthly principal and interest payments at an interest rate of 7.15%(e) at December 31, 1996 and a maturity
            of October 27, 1997, collateralized by the Tara Danvers, MA              22,900,000
                                                                                   ------------

                               Total notes payable                                 $147,080,000
                                                                                   ============


         (a)Note was extended to April 30, 1998.

         (b)At any time, the rate of interest is that declared by Bank of America Illinois at Chicago, Illinois.

         (c)Note includes two options, each to extend an additional 12 months with a fee.

         (d)Notes were extended until close of sale of the Hotels (see note 9).

         (e)Variable rates are elected by the borrower generally based upon LIBOR or prime plus a stated spread.

         (f)At any time, the prime commercial lending rate as announced by The Chase Manhattan Bank in New York City, New York.

         (g)This amount is the aggregate loan amount that is evidenced by the five individually listed notes. The aggregate loan requires a monthly principal payment, but does not specify a methodology for allocation of such principal/payments.

Continued

                               THE FLATLEY HOTELS

                                   ----------


3.       Notes Payable, Continued:

         Aggregate principal payments for the Hotel's notes payable as of December 31, 1996 are due as follows:

                  1997                                      $ 44,979,000
                  1998                                        86,570,000
                  1999                                        11,323,000
                  2000                                           250,000
                  2001                                         3,958,000
                                                            ------------

                                                            $147,080,000
                                                            ============

         The majority of the notes payable are under master agreements ("Agreements") which include certain other properties owned by Flatley. These Agreements require Flatley to maintain a specified maximum ratio of outstanding principal balance to valuation of each property and a maximum ratio of net operating income to projected principal and interest payments. The Agreements also require Flatley to maintain a specified minimum tangible net worth, liquid assets and annual cash flow.


4.       Operating Leases As Lessor And Lessee:

         The Company leases, as lessor, retail space, health clubs, and other personal property at the hotel properties under operating leases for terms of one to ten years with renewal options of two to twenty years. Three leases consist of monthly rents of 15% of the tenant's monthly gross revenue. Two leases consist of monthly base rents of $8,000 and $25,000 plus 5% and 15% of annual gross revenues in excess of $360,000 and $1,500,000, respectively. The remaining leases consist of fixed monthly rents ranging from $685 to $8,333. Future minimum rental receipts under the leases are as follows:

                  1997                                      $  842,000
                  1998                                         773,000
                  1999                                         727,000
                  2000                                         673,000
                  2001 and thereafter                          635,000
                                                            ----------

                                                            $3,650,000
                                                            ==========

Continued

                               THE FLATLEY HOTELS

                                   ----------


4.       Operating Leases As Lessor And Capital Leases As Lessee, Continued:

         Rental income for the year ended December 31, 1996, including additional percentage rents was approximately $894,000 from fixed rentals and $347,000 from contingent rentals.

         Flatley leases the Sheraton Tara Newton, MA under an operating lease that expires in July 1999 with an option to renew for an additional ten years. Rent consists of a base rent of approximately $475,000 per year (adjusted for changes in the Consumer Price Index), plus 1% of gross hotel revenue greater than $1,000,000 plus 43% of net income. The lease requires Flatley to perform normal maintenance and pay real estate taxes and normal operating costs associated with the property.

         Future minimum operating lease payments under the lease are as follows:

                  1997                                               $488,000
                  1998                                                488,000
                                                                     --------

                             Total                                   $976,000
                                                                     ========

         Rental expense for the year ended December 31, 1996 was approximately $545,000 consisting of approximately $475,000 in base rent and $70,000 in contingent rent.


5.       Real Estate Tax Abatements:

         During the year ended December 31, 1996 and the six months ended June 30, 1997, the Hotels received approximately $521,000 and $533,000 (unaudited), respectively, in real estate tax abatements. Such amounts are included as an offset to real estate taxes in the respective income statements.


6.       Related Party Transactions:

         Due to affiliates includes amounts payable to the corporate office of the Flatley Company for certain operating and capital expenditures that are paid for on behalf of the hotel property.

         Cash in the amount of $3,635,000 was held by an affiliate at December 31, 1996.

         The Flatley Company allocates certain corporate expenditures to the individual hotels in the form of a management fee that ranges from 2.5% to 3% of hotel revenues.

Continued

                               THE FLATLEY HOTELS

                                   ----------


7.       Defined Contribution Plan:

         The Company offers a 401(k) plan to all employees working greater than 1,000 hours per year and who have been employed greater than one year. The employees voluntarily contribute to the plan at 1% to 16% of pre- or post-tax salary. The Company matches up to 20% of the first 5% of the employee contribution. For 1996, the matching contribution was approximately $126,000.


8.       Commitments And Contingencies:

         Franchise Agreements:

         Nine of the fifteen hotel properties owned by the Company at December 31, 1996 are operated pursuant to franchise or license agreements ("Franchise Agreements"). The Franchise Agreements generally require the payment of a monthly royalty fee based on a percentage of gross room revenue (ranging from 1% to 5%) and various other fees associated with certain marketing or advertising and centralized reservation services, also generally based on gross room revenues.

         The Franchise Agreements have durations ranging from two to ten years but generally may be terminated upon prior notice after two to five years or upon payment of certain specified fees.

         The Franchise Agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of the Hotels which are established by the franchisors to maintain uniformity in the system created by each such franchisor. Such standards generally regulate the appearance of the hotel, quality and type of goods and services offered, signage, and protection of marks. Compliance with such standards may from time to time require significant expenditures for capital improvements.

         The Franchise Agreements also generally contain financial reporting requirements relating to calculation of royalty and other fees and insurance requirements with respect to specified liabilities, approved coverage limits, and minimum insurance company rating.

         The Franchise Agreements generally require the consent of the franchisor to a transfer of an interest in the applicable franchise, and both the consent of the franchisor and the execution of a new franchise agreement in the event of a transfer of all or a controlling portion of the franchisee under the relevant Franchise Agreement.

Continued

                               THE FLATLEY HOTELS

                                   ----------


8.       Commitments And Contingencies, Continued:

         Self-Insurance:

         Flatley is self-insured for workers' compensation, in certain states, and general liability claims. Accrual for loss incidences are made based upon the Hotels' claims experience. Due to uncertainties inherent in the claims process, actual losses could differ from accrued amounts.

         Environmental Matters:

         Phase 1 environmental assessments have been prepared for each of the Hotels. These environmental assessments have shown that some of the Hotels have asbestos and storage tanks that need to be removed. In addition, Phase 2 environmental assessments are needed for certain hotel properties.

         Based upon the above-described environmental reports and testing and facts known to management, future remediation costs are not expected to have a material adverse effect on the results of operations, financial position or cash flows of the Hotels and compliance with environmental laws has not had, and is not expected to have, a material effect on the capital expenditures or earnings of the Hotels.


9.       Subsequent Events:

         Flatley sold the Hotels to Starwood Lodging Trust on September 10, 1997 for approximately $470,000,000 in cash.

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is entered into and dated as of August 4, 1997, by and among Mr. Thomas J. Flatley, individually; Thomas J. Flatley and John J. Roche, as Trustees of Hyannis-1992 Realty Trust, a Massachusetts nominee trust; Tara Hotel Management Co. LLC, a Massachusetts limited liability company; John S. Flatley, as Trustee; and Gregory D. Stoyle, as Trustee (each a "Seller" and collectively the "Sellers"), and SLT Realty Limited Partnership, a Delaware limited partnership ("SLT Realty"), and SLC Operating Limited Partnership, a Delaware limited partnership ("SLC Operating"; SLT Realty and SLC Operating are referred to collectively herein as the "Buyer").

                             PRELIMINARY STATEMENT

        A. Sellers and Buyer entered into that certain Purchase and Sale Agreement, dated July 18, 1997 (the "Agreement"), for the purchase and sale of certain hotel properties as described therein.

        B. Sellers and Buyer desire to amend certain terms and conditions of the Agreement.

        C. Initial capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Agreement.

        NOW, THEREFORE, for the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

        1. Estoppel and Consent for Ground Lease and Ancillary Leases. Subparagraph 5.04(p) of the Agreement is hereby amended by adding at the end thereof the following:

            "Sellers shall use commercially reasonable efforts, subject to the terms and conditions of Section 7.04 of this Agreement, to obtain an estoppel certificate from the lessor under the Ground Lease and Ancillary Leases in favor of Buyer dated no more than ninety (90) days prior to Closing substantially in the form attached hereto as Exhibit S and made a part hereof."

        2. Estoppel Certificate for Air Space Lease. Sellers shall use commercially reasonable efforts, subject to the terms and conditions of Section
7.04 of the Agreement, to cause the lessor under the Ground Lease to obtain an estoppel certificate from the Massachusetts Turnpike Authority, as lessor under that certain Lease of Premises, dated April 1, 1968, and recorded in Middlesex County (South) Registry of Deeds in Book 11489, page 170, as amended (the "Air Space Lease"), dated no more than ninety (90) days prior to Closing, certifying:
(i) the name of the person or entity
which is the tenant under the Air Space Lease: (ii) that the Air Space lease is in full force and effect: and (iii) that no default exists, and no event has occurred or circumstance exists which, with the delivery of notice or passage of time, would constitute a default under the Air Space Lease.

        3. Notice of Lease for Shop Premises. Sellers shall use commercially reasonable efforts, subject to the terms and conditions of Section
7.04 of the Agreement, to obtain a Notice of Lease for the Ancillary Lease listed as Item No. 1 in Schedule 1.01(a) to the Agreement in substantially the same form as the Notice of Lease for the Ground Lease as recorded in Middlesex South Registry of Deeds in Book 11582, page 137.

        4. Legal Descriptions. Sellers agree to amend the legal descriptions in Schedule 1.01(c) of the Agreement if necessary to make such legal description consistent with the Surveys and the other terms and conditions of the Agreement. Seller shall not unreasonably withhold its consent to the replacement of the legal description for the Newton Sheraton in Schedule 1.01(c) of the Agreement with an appropriate revised legal description.

        5. Additional Corporation. Schedule 1.01(b) of the Agreement is hereby amended by adding as Item No. 3 thereto the "Park Central East Lake Management Corp., a New Jersey corporation." Seller shall deliver all of their right, title and interest in and to such shares if Seller can locate any documentation evidencing the same.

        6. Termination of Management Agreements. Sellers and Manager agree to enter into a termination and release agreement at or prior to Closing in form and substance reasonably acceptable to Buyer terminating each of the Management Agreements for the Hotels and releasing all parties from any further obligations thereunder, and further agree that no fees or any other amounts shall be payable to Sellers or Manager by Buyer in connection with such termination.

        7. Compliance with ADA Letters. Sellers agree to continue to perform the work presently being performed by Sellers and scheduled to be completed prior to the Closing Date as required under the ADA compliance letters referenced in Schedule 4.01(n) of the Agreement (the "ADA Work"), as amended by any waiver or determinations by appropriate governmental authorities that any matters referred to therein are in compliance with ADA requirements, at no cost or expense to Buyer prior to Closing; provided that related ADA compliance work (excluding the ADA Work) not completed by Closing shall be completed by Buyer at Buyer's cost and expense. Sellers agree that notwithstanding anything to the contrary in the Agreement, the matters included in such ADA compliance letters may be taken into account in the determination of whether (i) a Due Diligence Material Adverse Effect has occurred under this Agreement during the Due Diligence Period (except to the extent Seller has performed or committed to perform the work required to remediate the same prior to Closing) or (ii) a Material Adverse Effect has occurred at the time of Closing under this Agreement (except to the extent Seller has performed the work required to remediate the same prior to the Closing).

         8. Repair of Roofs. Sellers acknowledge that in connection with Buyer's inspection of the Hotels during the Initial Inspection Period, Law Engineering ("Law") has determined that certain repairs are needed with respect to the roofs for the Braintree Sheraton, Framingham Sheraton, Nashua Sheraton, Newton Sheraton, Stamford Tara and Lexington Sheraton Hotels (the "Defective Roofs"). Sellers agree to perform and complete, or cause to be performed and completed, the repair of each of the Defective Roofs to the extent necessary to eliminate any current leaks, in a good and workmanlike manner (the "Repair Work"), free and clear of all liens and encumbrances, as soon as reasonably possible after the date hereof. Upon completion of the Repair Work for each of the Defective Roofs, Seller promptly shall provide written notice to Buyer of such completion (the "Completion Notice"), and Buyer shall have the right to have Law inspect the Repair Work within ten (10) business days after receipt of such Completion Notice to determine whether the Repair Work for the Defective Roofs identified in the Completion Notice is satisfactory to eliminate such leaks.

         9. Closing Date. Section 5.01 of the Agreement is hereby deleted, and replaced with the following:

                 5.01 Time and Place for Closing. Subject to the satisfaction of each of the conditions precedent herein set forth, the Closing shall take place at 10:00 a.m. Eastern Time on September 15, 1997, at the offices of Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts, by means of a so-called "New York-style" closing, with the concurrent delivery of all Closing Documents and the payment of the Purchase Price in full; provided, however, that Buyer shall have the right to change the date of Closing to any Business Day prior to September 15, 1997, but no earlier than September 2, 1997, by providing five (5) days advance written notice to Sellers. In the event that any condition precedent to the obligations of Buyer to close hereunder has not been satisfied or waived in writing prior to the date set for Closing, Buyer may, in its sole discretion, extend the date set for Closing from time to time for up to thirty (30) days or for such longer period of time as Sellers and Buyer may agree, during which Buyer may
         (i) cure such condition(s) or (ii) pay an amount to Sellers to cure such condition(s), provided that as a condition precedent to Buyer extending the Closing, (i) Buyer shall make an additional deposit in the amount of $5,000,000 (the "Extension Deposit") with the Escrow Agent to be held in accordance with the Earnest Money Escrow
         Agreement, and (ii) Buyer shall waive any matters which exist as of September 15, 1997 (or earlier date if so elected by Buyer) for the purpose of determining whether a Material Adverse Effect has occurred at Closing. In no event shall the date for Closing be extended beyond October 31, 1997 (the "Outside Closing Date"). The date on which the transactions herein contemplated shall be consummated is herein referred to as the "Closing Date" and the transactions occurring at that time are herein referred to as "Closing."

         10. No Further Amendments. Except as expressly set forth herein, the Agreement is not otherwise amended, and shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the day and year first above written.

                           SELLERS:



                           /s/ Thomas J. Flatley
                           ------------------------------------
                           Thomas J. Flatley



                           TARA HOTEL MANAGEMENT CO. LLC

                           By: /s/ Thomas J. Flatley
                              --------------------------
                           Name: Thomas J. Flatley
                                ------------------------
                           Title: Member
                                 -----------------------


                           /s/ Thomas J. Flatley
                           -----------------------------
                           Thomas J. Flatley, as Trustee of Hyannis-1992 Realty Trust and not individually


                           /s/ John J. Roche
                           -----------------------------
                           John J. Roche, as Trustee of Hyannis-1992
                           Realty Trust and not individually


                           /s/ John S. Flatley
                           -----------------------------
                           John S. Flatley, as Trustee and not individually


                           /s/ Gregory D. Stoyle
                           -----------------------------
                           Gregory D. Stoyle, as Trustee and not
                           individually

                                BUYER:

                                SLT REALTY LIMITED PARTNERSHIP,
                                a Delaware limited partnership

                                By:   Starwood Lodging Trust,
                                      a Maryland real estate investment trust
                                Its:  General Partner


                                By:    /s/ Steven R. Goldman
                                       --------------------------------------
                                Name:  Steven R. Goldman
                                       --------------------------------------
                                Title: SVP
                                       --------------------------------------



                                SLC OPERATING LIMITED PARTNERSHIP,
                                a Delaware limited partnership

                                By:   Starwood Lodging Corporation,
                                      a Maryland corporation
                                Its:  General Partner


                                By:    /s/ Joseph Love
                                       --------------------------------------
                                Name:  Joseph Love
                                       --------------------------------------
                                Title: VP
                                       --------------------------------------



                                     -6-